Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”) is executed on December 12, 2008, but effective as of December 1, 2008, between Belden Inc., a Delaware corporation (the “Company”), and John Stroup (the “Executive”).
W I T N E S S E T H:
     WHEREAS, the Company and Executive entered into an Amended and Restated Executive Employment Agreement on April 1, 2008 (the “Agreement”); and
     WHEREAS, the Company and Executive desire to amend the Agreement so as to further conform the existing terms of Executive’s employment with Section 409A of the Internal Revenue Code of 1986, as amended and the final Treasury Regulations related thereto, and in other respects.
     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Section 7(e)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:
     (i) Executive’s Base Salary or annual target bonus opportunity is materially reduced;
     2. Section 8(c)(iv) of the Agreement is hereby amended by (a) adding “semi-monthly” immediately before “payroll installments” in the first paragraph thereof, (b) changing “purposed” to “purposes” in the second paragraph thereof, and (c) adding “semi-monthly” immediately before “payroll date” in each of subparagraphs (2), (3) and (4) thereof.
     3. Section 10(b) of the Agreement is hereby amended and restated to read in its entirety as follows:
     (b) BUY-OUT RSU AND BUY-OUT OPTION GRANTS; RETENTION AWARD. Upon the occurrence of a Change in Control of the Company, the Buy-Out RSUs to the extent not vested, and the Buy-Out Option and the Retention Award to the extent not vested and exercised by Executive, shall immediately vest in full, the Buy-Out RSUs shall be immediately payable to Executive (unless payment shall be deferred in accordance with the terms thereof), and the Buy-Out Option and Retention Award shall be exercisable.
     4. Section 10(c)(iv) of the Agreement is hereby amended and restated to read in its entirety as follows:
          (iv) A lump sum severance payment in the aggregate amount equal to the product of (A) the sum of (1) Executive’s then Base Salary plus (2) his annual target bonus multiplied by (B) two (2), to be paid within ten (10) business days after Executive’s termination from employment; provided, unless the Change of Control occurring on or preceding such termination also meets the requirements of Section 409A(a)(2)(A)(v) and Treasury Regulation Section 1.409A-3(i)(5) (or any successor provision) thereunder (a “409A Change in Control”), the amount payable to Executive under this subparagraph (iv) shall be paid to Executive in equal semi-monthly payroll installments over a period of twenty-four (24) months, not in a lump sum, to the extent necessary to avoid the application of Section 409A(a)(1)(A) and (B);
     5. Section 10(d)(iv) of the Agreement is hereby amended by adding the following at the end thereof:
; provided, to the extent applicable under Section 409A as a “deferral of compensation,” and not as a “short-term deferral” under Treasury Regulation Section 1.409A-1(b)(4), the payments and benefits payable to Executive under this Section 10(d) shall be subject to the Safe Harbor and Postponement provided at Section 8(c)(iv).
     6. Section 13 of the Agreement is hereby amended by changing the Company’s address for notice to: 7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105, Attn: General Counsel.
     7. Section 20(b) of the Agreement is hereby amended and restated to read in its entirety as follows:
     (b) With regard to any provision herein that provides for the reimbursement of expenses or the provision of in-kind benefits, except as permitted by Section 409A, (i) all such reimbursements shall be made within a commercially reasonable time after presentation of appropriate documentation but in no event later than the end of the year immediately following the year in which Executive incurs such reimbursable expenses, (ii) no such reimbursements or in-kind benefits will affect any other costs or expenses eligible for reimbursement, or any other in-kind benefits to be provided, in any other year and (iii) no such reimbursements or in-kind benefits are subject to liquidation or exchange for another payment or benefit.
     8. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Agreement and, except as expressly provided herein, all provisions of the Agreement shall remain in full force and effect.
     9. This First Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

BELDEN INC.
By:	/s/ Glenn Kalnasy
Glenn Kalnasy, on behalf of the Board
of Directors of Belden Inc.

By:	/s/ John Stroup
John Stroup

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